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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of (i) our report dated December 14, 1995, with respect to the consolidated financial statements of Paracelsus Healthcare Corporation as of September 30, 1994 and 1995 and for each of the three years in the period ended September 30, 1995, (ii) our report dated December 14, 1995 with respect to the financial statement schedule of Paracelsus Healthcare Corporation for the years ended December 31, 1993, 1994 and 1995, and (iii) our report dated May 17, 1996, with respect to the combined financial statements of Davis Hospital and Medical Center, Pioneer Valley Hospital and Santa Rosa Medical Center as of December 31, 1994 and 1995 in the registration statement (Form S-1 No. 333-06713) and related Prospectus of Paracelsus Healthcare Corporation for the registration of $275,000,000 Senior Subordinated Notes due 2006.

                                          ERNST & YOUNG LLP


Los Angeles, California
August 9, 1996